	RE:	MHI Hospitality Corporation
4801 Courthouse Street, Suite 201
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5400	(703) 796-1798

FOR IMMEDIATE RELEASE

TUESDAY, JULY 17, 2007

MHI HOSPITALITY CORPORATION TO ACQUIRE TAMPA, FLORIDA HOTEL ASSET

FOR $13.5 MILLION

Williamsburg, VA – July 17, 2007 – MHI Hospitality Corporation (AMEX: MDH) announced today that the company has entered into a definitive agreement to purchase the 250-room former Clarion Hotel in Tampa, Florida for $13.5 million, or $54,000 per room. Situated on 3.82 acres, the hotel is centrally located in Tampa’s Westshore Corridor, the city’s corporate, entertainment, restaurant and shopping district, and is within two miles of Tampa International Airport. The asset features 10,000 square feet of meeting space, a full service restaurant, outdoor pool and approximately 250 surface parking spaces.

Consistent with the company’s portfolio repositioning strategy MHI Hospitality intends to extensively renovate and rebrand the hotel. The company will commence capital improvements upon closing, which is expected to take place in the third quarter 2007 subject to customary closing conditions. To facilitate the acquisition closing the company may access funds from its line of credit. Major physical renovations are anticipated to be completed within 18 months.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, stated, “We are very pleased to announce the purchase of the former Clarion Hotel in Tampa. The acquisition of this well-situated Gulf Coast asset deepens our presence in the Florida market as well as enhances our overall portfolio.”

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the

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MHI Hospitality Corporation

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Mid-Atlantic, Midwest and Southeastern United States. Currently, the company’s portfolio consists of seven properties comprising 1,723 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the company has a leasehold interest in the common areas of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.